Exhibit 99.2

Reconciliation of EBITDA to Income Before
Cumulative Effect of Accounting Changes
For the Quarters Ended March 31, 2004 and 2003

(Dollars in millions)

	(Unaudited)
	Quarter Ended
	Mar. 2004	Mar. 2003
EBITDA*	$109.8	$97.0
Depreciation, Depletion & Amortization	59.8	56.0
Asset Retirement Obligation Expense	13.0	6.5
Interest Income	(0.9)	(0.7)
Interest Expense	21.3	26.1
Early Debt Extinguishment Costs	—	21.2
Income Tax Benefit	(6.3)	(12.2)
Minority Interests	0.3	1.1

Income Before Cumulative Effect of
Accounting Changes	$22.6	$(1.0)

* EBITDA (also called adjusted EBITDA) is defined as income before cumulative effect of accounting changes before deducting net interest expense, early debt extinguishment costs, income taxes, minority interests, asset retirement obligation expense and depreciation, depletion and amortization. EBITDA, which is not calculated identically by all companies, is not a substitute for operating income, net income or cash flow as determined in accordance with generally accepted accounting principles. Management uses EBITDA as a key measure of operating performance and also believes it is a useful indicator of its ability to meet debt service and capital expenditure requirements.

This information is intended to be reviewed in conjunction with the company’s filings with the Securities and Exchange Commission.

Reconciliation of EBITDA to Net Income 2004 Targets (Unaudited)
(Dollars in millions, except per share information)

Year Ending December 31, 2004

	Targeted Results*
	Low	High
EBITDA	$525	$550
Depreciation, Depletion & Amortization	279	279
Asset Retirement Obligation Expense	37	37
Interest Income	(3)	(4)
Interest Expense	99	98
Income Tax Benefit	(21)	(19)
Minority Interests	1	1

Net Income	$133	$158

Diluted Earnings Per Share	$2.10	$2.50

Quarter Ending June 30, 2004

	Targeted Results*
	Low	High
EBITDA	$120	$130
Depreciation, Depletion & Amortization	70	70
Asset Retirement Obligation Expense	8	8
Interest Income	(2)	(2)
Interest Expense	25	24
Income Tax Benefit	(4)	(3)
Minority Interests	—	—

Net Income	$23	$33

Diluted Earnings Per Share	$0.35	$0.50

*	The range of targeted results presented above represents our current targeted 2004 EBITDA results based on a range of estimated contributions from our mining, trading and brokerage and resource management businesses. Estimates for depreciation, depletion and amortization, net interest expense or income taxes items could vary from the amounts above due to changes in expected tonnage mix or volume, changes in current interest rates, or changes in our effective tax rate due to the amount or source of 2004 profits. Targeted results, which are valid as of the date of this release, are subject to the risks and uncertainties discussed below. Due to these factors, our actual earnings per share results could differ from the ranges presented above.

Certain statements above are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include, but are not limited to: growth in coal and power markets; coal’s market share of electricity generation; the extent of the economic recovery and future economic conditions; milder-than-normal weather; railroad, port, and other transportation performance and costs; the ability to renew sales contracts upon expiration or renegotiation; the ability to successfully implement operating strategies; the effectiveness of cost-cutting measures; regulatory and court decisions; future legislation; changes in post-retirement benefit and pension obligations; the effects of currency exchange rates; credit, market and performance risk associated with customers; modification or termination of long-term coal supply agreements; reductions of purchases by major customers; risks inherent to mining including geologic conditions or unforeseen equipment problems; terrorist attacks or threats affecting our operations or our customers’ operations; replacement of reserves; implementation of new accounting standards; inflationary trends; the effects of interest rates on discounting liabilities; the effects of acquisitions or divestitures and other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. These factors are difficult to accurately predict and may be beyond the control of the company.